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Company Contact:                                           Media Contact:
Dianne Will                                                Digs Majumder
Hemispherx Biopharma, Inc.                                 Neale-May & Partners
518-398-6222                                               212.213.5400 x 206
ir@hemispherx.net                                          digs@nealemay.com


   Hemispherx Biopharma, Inc. Late Filing of Form 10-K Generates Standard Non-
                     Compliance Notification From The AMEX

Philadelphia, PA., April 7, 2006 - Hemispherx Biopharma, Inc. (AMEX: HEB) (the "Company") announced today that, in accordance with standard regulatory procedural requirements and pursuant to prior conversations with The American Stock Exchange ("AMEX"), the AMEX, on April 3, 2006, provided notice to the Company advising that, as the Company did not timely file its annual report on Form 10K for the fiscal year ended December 31, 2005 with audited financial statements (which was previously announced by the Company on April 3, 2006) the Company was not in compliance with Sections 134 and 1101 of the AMEX Company Guide. As a consequence of the non-compliance notice, the Company will be included in a list of issuers, which is posted daily on the AMEX website, that are not in compliance with the listing standards and ".LF" will be appended to its trading symbol whenever such trading symbol is transmitted with a quotation or trade. The website posting and indicator will remain in effect until the Company has regained compliance with all applicable listing requirements.

The Company intends to file its Form 10-K for the fiscal year ended December 31, 2005 with the Securities and Exchange Commission ("SEC") promptly after audited financial statements are available, and to file amended quarterly reports on Form 10-Q for the first, second and third quarters of 2005, which will include the corresponding restated quarters for 2004, with the SEC within ten business days thereafter. The Company expects to be current with all reporting requirements of the SEC and the listing requirements of the AMEX after it files the foregoing reports. The Company will continue to file disclosures reflecting the series of standard regulatory procedural steps to cure the non-compliance and the Company's progress in meeting all regulatory requirements.

Dr. William A Carter, Chief Executive Officer and Chairman of the Company, stated, "The AMEX notice is considered one of several routine steps in situations when there are late filings with the SEC. The Company did file its Form 10-K for the fiscal year ended December 31, 2005 with unaudited financial statements on April 3, 2006 and, based on the representations of our independent registered public accountants, anticipates having audited financial statements for the fiscal year ended December 31, 2005, on or before May 3, 2006, which should allow the Company to cure the non-compliance issues.

About Hemispherx Biopharma

Hemispherx Biopharma, based in Philadelphia, is a biopharmaceutical company engaged in the manufacture and clinical development of new drug entities for treatment of viral and immune-based chronic disorders. Hemispherx Biopharma's flagship products include Alferon(R) and the experimental immunotherapeutics/antivirals Ampligen(R) and Oragens(TM). Alferon(R) is approved for a category of STD infection, and Ampligen(R) and Oragens(TM) represent experimental nucleic acids being developed for globally important viral diseases and disorders of the immune system. Hemispherx's platform technology includes large and small agent components for potential treatment of various chronic viral infections. Hemispherx has in excess of 100 patents comprising its core intellectual property estate, a fully commercialized product (Alferon(R) N) and GMP certified manufacturing facilities for its novel pharma products. For more information please visit www.hemispherx.net


Information contained in this news release other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties. For instance, the strategies and operations of Hemispherx involve risk of competition, changing market conditions, change in laws and regulations affecting these industries and numerous other factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. Any specifically referenced investigational drugs and associated technologies of the company (including Ampligen(R), Alferon(R) LDO and Oragens) are experimental in nature and as such are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials with the referenced disorders. The forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. Clinical trials for other potential indications of the approved biologic Alferon(R) do not imply that the product will ever be specifically approved commercially for these other treatment indications.